As filed with the Securities and Exchange Commission on January 26, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CITI TRENDS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	5600 (Primary standard industrial classification code number)	52-2150697 (IRS employer identification number)
102 Fahm Street
Savannah, Georgia 31401
(912) 236-1561
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Edward Anderson
Chief Executive Officer
Citi Trends, Inc.
102 Fahm Street
Savannah, Georgia 31401
(912) 236-1561
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William F. Schwitter, Esq. Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 (212) 318-6000 (212) 319-4090 (fax)	Wm. David Chalk, Esq. DLA Piper Rudnick Gray Cary US LLP 6225 Smith Avenue Baltimore, Maryland 21209 (410) 580-3000 (410) 580-3001 (fax)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-130863
     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to be	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)	Price(1)(2)	Registration Fee(3)
Common Stock, par value $.01 per share	201,250	$8,502,812.50	$909.80

(1) Includes shares of common stock subject to the underwriters’ over-allotment option.
(2) Based upon the public offering price.
(3) The Registrant previously paid registration fees of $7,523.28 in connection with the Registration Statement on Form S-1 (File No. 333-130863), as amended, which contemplated the registration of 1,725,000 shares of common stock (including shares subject to the underwriters' over-allotment option) at a proposed maximum aggregate offering price of $70,311,000.
The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
Signatures
EXHIBIT INDEX
EX-5.1: OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP
EX-23.1: CONSENT OF KPMG LLP

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form S-1 is being filed with respect to the registration of 201,250 additional shares of common stock, par value $.01 per share, of Citi Trends Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 26,250 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-130863), initially filed by the Registrant on January 5, 2006 and declared effective by the Securities and Exchange Commission on January 25, 2006. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-130683), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:
     (a) The following exhibits are filed herewith:

Number	Exhibit Title
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP*
23.1	Consent of KPMG LLP*
23.2	Consent of Paul Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)*
24.1	Power of Attorney**

*	Filed herewith.

**	Previously filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-130863) filed with the Securities and Exchange Commission on January 11, 2006.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 26th of January, 2006.

CITI TRENDS, INC.
By:	/s/ R. Edward Anderson
R. Edward Anderson
Chief Executive Officer (Principal Executive Officer)

By:	/s/ thomas w. Stoltz
Thomas W. Stoltz
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registrant’s Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ r. edward anderson R. Edward Anderson, on behalf of himself as well as Attorney-in-Fact	Chief Executive Officer (Principal Executive Officer)	January 26, 2006

/s/ Thomas W. Stoltz	Chief Financial Officer (Principal	January 26, 2006
Thomas W. Stoltz, on behalf of himself as well as Attorney-in-Fact	Financial and Accounting Officer)

*	Director	January 26, 2006
Gregory P. Flynn

*	Director	January 26, 2006
John S. Lupo

*	Director	January 26, 2006
Patricia M. Luzier

*	Director	January 26, 2006
Tracy L. Noll

*By: /s/ r. edward anderson
R. Edward Anderson
Attorney-in-Fact

*By: /s/ Thomas W. Stoltz
Thomas W. Stoltz
Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP*
23.1	Consent of KPMG LLP*
23.2	Consent of Paul Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)*
24.1	Power of Attorney**

*	Filed herewith.

**	Previously filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-130863) filed with the Securities and Exchange Commission on January 11, 2006.